EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT



     We consent to the use in this Amendment No. 1 to the Registration Statement of US LEC Corp. on Form S-1 of our report dated February 4, 1998, appearing in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement.


     We also consent to the reference to us under the headings "Summary Historical Consolidated Financial and Operating Data," "Selected Historical Consolidated Financial and Operating Data" and "Experts" in such Prospectus.




                                            DELOITTE & TOUCHE LLP


Charlotte, North Carolina
March 24, 1998